UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
 Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
 Date of Report (Date of earliest event reported): January 30, 2015
 BRIDGEPOINT EDUCATION, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34272	59-3551629
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13500 Evening Creek Drive North San Diego, California	92128
(Address of principal executive offices)	(Zip Code)
 (858) 668-2586
(Registrant’s telephone number, including area code)
 None
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
 ☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 ☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 ☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 ☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On January 30, 2015, Bridgepoint Education, Inc. (the "Company") entered into a Fifth Addendum to Master Services and License Agreement (the "Fifth Addendum") with eCollege.com ("eCollege"). The Company previously entered into the Master Services and License Agreement with eCollege on September 29, 2009 (as amended, the "eCollege License Agreement"). The Fifth Addendum extends the term of the eCollege License Agreement to September 30, 2017, which term will be renewed automatically for successive one-year periods unless either party provides the other party with written notice to the contrary at least six months before the end of the initial term or any renewal term, as applicable.  The Fifth Addendum also sets forth, among other things, the periodic minimum technology service fees and other product and services fees the Company is required to pay to eCollege under the eCollege License Agreement.

The foregoing description of the Fifth Addendum does not purport to be complete and is qualified in its entirety by reference to the full text of the Fifth Addendum, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

10.1 †	Fifth Addendum to Master Services and License Agreement dated January 30, 2015 with eCollege.com.

†	Portions of this exhibit have been omitted pursuant to a request for confidential treatment and the non-public information has been filed separately with the SEC.

SIGNATURES
 Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 3, 2015		Bridgepoint Education, Inc.

	By:	/s/ Diane L. Thompson
Name: Diane L. Thompson
Title: Senior Vice President, Secretary and General Counsel